UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 8, 2024
_____________________

AKEBIA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
_____________________

Delaware	001-36352	20-8756903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 First Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 871-2098
N/A
(Former name or former address, if changed since last report)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AKBA	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
        Compensatory Arrangements of Certain Officers.

As previously disclosed, on May 5, 2022, Akebia Therapeutics, Inc. (the “Company”) entered into a retention and separation agreement with each of Michel Dahan, the Company’s Chief Operating Officer, and Nicole R. Hadas, the Company’s Senior Vice President, Chief Legal Officer and Secretary. Pursuant to the retention and separation agreements as subsequently amended, Mr. Dahan would separate from the Company effective as of March 22, 2024 and Ms. Hadas would separate from the Company effective as of March 29, 2024, or, in the event of certain specified events, the effective date of their separation would extend to September 22, 2024.

On February 8, 2024, the Company and Mr. Dahan agreed to further extend the effective date of his separation to June 28, 2024 (the “Dahan February 2024 Amendment”).

On February 8, 2024, the Company and Ms. Hadas agreed to further extend the effective date of her separation to June 14, 2024 (the “Hadas February 2024 Amendment”).

The foregoing description of the amendments does not purport to be complete and are qualified in their entirety by reference to the Dahan February 2024 Amendment and the Hadas February 2024 Amendment, copies of which the Company expects to file as exhibits to its Annual Report on Form 10-K for the year ended December 31, 2023.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKEBIA THERAPEUTICS, INC.

Date: February 13, 2024	By:	/s/ John P. Butler
Name: John P. Butler
Title: President and Chief Executive Officer